UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2022

RIGETTI COMPUTING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40140	88-0950636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

775 Heinz Avenue, Berkeley, California	94710
(Address of principal executive offices)	(Zip Code)

(510) 210-5550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RGTI	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	RGTIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 14, 2022, Rigetti Computing, Inc. (“the Company”) issued a press release announcing business and management updates as well as updates regarding the delayed timing of the Company’s financial results for the three and nine-month periods ended September 30, 2022 and matters related thereto. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (“Current Report”) and is hereby incorporated by reference.

The information included in Item 2.02 of this Current Report (including Exhibit 99.1 hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2022, the board of directors of the Company accepted the previously announced resignation of Dr. Chad Rigetti, the Company’s Founder, President and Chief Executive Officer, from all positions he holds with the Company. The effective date of Dr. Rigetti’s departure from the Company is expected to be December 15, 2022, as previously announced. Until such departure date, Dr. Rigetti remains a Director on the Company’s board of directors and will continue as a non-executive employee of the Company for the transition period from November 12, 2022 until such departure date. The Company expects to enter into a separation agreement with Dr. Rigetti, the terms of which will be disclosed once available. As previously announced, the Company is conducting a search for Dr. Rigetti’s successor.

On November 12, 2022, the Company’s board of directors appointed Rick Danis, the Company’s General Counsel and Corporate Secretary, to serve as Interim President and Chief Executive Officer of the Company effective as of such date until a successor to Dr. Rigetti has been appointed.

Mr. Danis, 53, has served as General Counsel and Corporate Secretary of Rigetti since immediately following the consummation of the Business Combination and served as Legacy Rigetti’s General Counsel and Corporate Secretary from July 2019 until the consummation of the Business Combination. Prior to joining Legacy Rigetti, Mr. Danis served as Chief Legal Officer and corporate secretary at Kymeta Corporation from May 2018 to July 2019. Mr. Danis also served as Senior Vice President and Assistant General Counsel at Funko from December 2017 to May 2018 and as General Counsel and Corporate Secretary at publicly traded Rightside Group, Ltd. from August 2014 until August 2017. In addition, Mr. Danis has served as a director on the board of F3 Nation, Inc. since January 2020. In all, Mr. Danis has over 25 years of experience practicing law, almost exclusively in-house at technology companies. Mr. Danis received a B.B.A. in accounting from Ohio University and a J.D. from DePaul University College of Law.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2022, the Board approved and adopted the Amended and Restated Bylaws of the Company (the “Bylaws”), effective immediately. Among other things, the amendments effected by the Bylaws enhance the procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and the submissions of proposals regarding other business at stockholder meetings, including by requiring (i) additional background information and disclosures regarding proposing stockholders and proposed nominees, (ii) any stockholder submitting a nomination notice to make a representation as to whether such shareholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act and to provide reasonable evidence that certain requirements of such rule have been satisfied and (iii) the nomination of each proposed director nominee other than the Company’s nominees be disregarded (notwithstanding that the nominee is included as a nominee in the Company’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Company (which proxies and votes shall be disregarded)) if, after a stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder subsequently fails to comply with the requirements of Rule 14a-19 under the Exchange Act. The amendments to the Bylaws also make certain other technical, modernizing and clarifying changes.

The foregoing description of the changes contained in the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Rigetti Computing, Inc.

99.1	Press release dated November 14, 2022

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2022

RIGETTI COMPUTING, INC.

By:	/s/ Brian Sereda
Brian Sereda
Chief Financial Officer